UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2005

Date of Report (Date of Earliest Event Reported)

U.S.I. Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road, Suite 160 South

Briarcliff Manor, NY 10510

(Address of principal executive offices)

(914) 749-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On February 3, 2005, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among U.S.I. Holdings Corporation, a Delaware corporation (“USI”), SGP Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of USI (“Sub”), Summit Global Partners, Inc., a Delaware corporation (“SGP”) and certain stockholders of SGP, USI completed a previously announced merger in which Sub merged with and into SGP, with SGP continuing as the surviving corporation (the “Merger”).

Pursuant to the Merger Agreement, the consideration paid to the stockholders of SGP and certain option holders and warrant holders of SGP in connection with the Merger was approximately $123.9 million, consisting of $69.3 million paid in cash, $26.6 million paid in USI common stock and the assumption of $28.0 million of debt and other liabilities. Holders of in-the-money SGP options and warrants received an amount equal to the per share purchase price less the exercise price of their options and warrants.

After signing the Merger Agreement but prior to the consummation of the Merger, SGP was successful in signing 40 SGP sales professionals to compensation agreements that contain provisions similar to USI’s standard compensation agreements which, pursuant to the previously negotiated provisions of the Merger Agreement, increased the pro-forma annual pre-tax earnings of SGP by $1.7 million. As a result, pursuant to previously negotiated provisions of the Merger Agreement, the base purchase price to be paid in the Merger increased by $10.4 million. Of the $10.4 million of additional purchase price, SGP allocated $6.8 million to sales professionals who signed the new standard compensation agreements. The obligation to pay the $6.8 million was expensed by USI as an acquisition-related charge upon the consummation of the Merger because the payments were deemed compensation for accounting purposes and were non-forfeitable.

Pursuant to the previously negotiated provisions of the Merger Agreement, USI required select key executives to enter into new employment agreements. In connection with these agreements, USI agreed to pay a one time payment of $2.4 million to the executives, $1.3 million of which is payable in cash and $1.1 million is payable in restricted common stock of USI. The cash portion of $1.3 million was expensed as an acquisition-related charge upon the completion of the Merger because the payments were deemed compensation for accounting purposes and the payments were non-forfeitable. The $1.1 million restricted stock portion will be expensed over the vesting period.

The aggregate merger consideration will be paid in two portions, an initial purchase price paid at the closing of the Merger and a subsequent purchase price paid, if at all, upon the expiration of certain escrow accounts discussed below. A portion of the purchase price equal to $15.0 million was paid into an escrow account upon consummation of the Merger to secure certain obligations of the stockholders, accredited option holders and warrant holders, if any, to USI under the Merger Agreement. The remaining portion of such amount, upon termination of the escrow accounts, will constitute the subsequent purchase price. In addition, $2.0 million of the purchase price otherwise payable to accredited shareholders, accredited option holders and warrant holders was paid into an escrow account to secure adjustments relating to the final closing date balance sheet.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be a complete statement of the parties’ rights under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to USI’s Current Report on Form 8-K, dated January 12, 2005 and is incorporated by reference herein. In addition, on February 3, 2005, USI announced the completion of the Merger by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

In connection with the consummation of the Merger, USI entered into the Second Amendment to Credit Agreement (the “Amendment”), dated as of January 11, 2005, by and among USI, J.P. Morgan Securities Inc., the lenders from time to time party to the underlying credit agreement and JPMorgan Chase Bank, N.A. The Amendment added an additional $90.0 million of term loans to USI’s existing credit agreement, and amended the credit agreement to allow for the consummation of the Merger. The new term loans must be repaid in eleven quarterly installments of $225,000 commencing on April 30, 2005 and with four final quarterly payments of $22,881,250 commencing on January 31, 2008. In addition, the new term loans have the same maturity date, interest rates, covenants and other material terms as the previously existing term loans under the USI’s existing credit agreement, all as described in USI’s Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference herein. The Amendment brings the total amount borrowed by USI under the underlying credit agreement to $215.0 million, irrespective of payments previously made to the lenders under the terms of the credit agreement, plus the outstanding amount of the revolving portion of the credit agreement.

ITEM 3.02	Unregistered Sales of Equity Securities

Upon consummation of the Merger, USI issued as part of the Merger consideration 2,370,700 shares of USI common stock at closing pursuant to the Merger Agreement, which is described in Item 2.01 above. These securities were not registered under the Securities Act of 1933. USI has relied on the exemption from registration set forth in Section 4(2) thereof and Regulation D promulgated thereunder.

ITEM 9.01	Financial Statements and Exhibits

(c) Exhibits

2.1	Agreement and Plan of Merger by and among U.S.I. Holdings Corporation, SGP Acquisition Sub, Inc., Summit Global Partners, Inc. and certain stockholders of Summit Global Partners, Inc. dated January 12, 2005 (filed as Exhibit 2.1 to USI’s Current Report on Form 8-K, dated January 12, 2005 and incorporated by reference herein)

99.1	Press release dated February 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S.I. HOLDINGS CORPORATION

Dated: February 9, 2005	By:	/s/ Robert S. Schneider
Robert S. Schneider
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among U.S.I. Holdings Corporation, SGP Acquisition Sub, Inc., Summit Global Partners, Inc. and certain stockholders of Summit Global Partners, Inc. dated January 12, 2005 (filed as Exhibit 2.1 to USI’s Current Report on Form 8-K, dated January 12, 2005 and incorporated by reference herein)

99.1	Press release dated February 3, 2005